As filed with the Securities and Exchange Commission on March 27, 2001
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                              --------------------

                                  MYRIENT, INC.
                         (FORMERLY KNOWN AS LMKI, INC.)
             (Exact name of registrant as specified in its charter)


            Nevada                                                33-0662114
            ------                                                ----------
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

         65 Enterprise
        Aliso Viejo, CA                                             92656
        ---------------                                             -----
     (Address of principal                                        (Zip Code)
       executive offices)


                                   LMKI, Inc.
                                   ----------
                             2000 Stock Option Plan

        Toan V. Dinh                                            Copy to:
   Chief Executive Officer
        Myrient, Inc.                                   David M. Griffith, Esq.
        65 Enterprise                                      Kring & Brown, LLP
    Aliso Viejo, CA 92656                                  38 Corporate Park
        (949) 330-6500                                      Irvine, CA 92623
(Name, address and telephone                                 (949) 261-7895
number of agent for service)

-------------------------------------------------------------------------------------------------------------------------------
                                               CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                     Amount To           Proposed             Proposed            Amount of
              Title of Securities                        Be          Maximum Offering     Maximum Aggregate     Registration
              To Be Registered(1)                  Registered(2)    Price Per Share(3)     Offering Price            Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share:  To be
issued under LMKI, Inc. 2000 Stock Option Plan       5,000,000            $0.360             $1,800,000            $450.00
===============================================================================================================================

(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of calculating the registration fee. The price of the shares is based upon the closing price of the Common Stock on March 23, 2001, as reported on the Nasdaq Stock Market.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I


ITEM 1. PROGRAM INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PROGRAM ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

                INFORMATION REQUIRED IN THE INFORMATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

         (a) Registrant's Annual Report on Form 10-KSB dated January 16, 2001, file number 0-26578 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above, covered by the Registration document.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 78.7502 and 78.751 of the Nevada General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Ninth of our Articles of Incorporation (Exhibit 3.1 to the Company's Registration Statement on Form 10-SB, filed on August 7, 1995) provides for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Sections 78.7502 and 78.751 of the Nevada General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         See Exhibit Index, which list of exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (A) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (B) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (C) to include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Aliso Viejo, State of California, on the 27th day of March, 2001.

                                                     MYRIENT, INC.


                                                     By /S/ Toan V. Dinh
                                                        ------------------------
                                                        Toan V. Dinh,
                                                        Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent J. Roth and Toan V. Dinh, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         NAME                              TITLE                              DATE
         ----                              -----                              ----

/S/ Toan V. Dinh              Chief Executive Officer                   March 27, 2001
------------------------      (Principal Executive Officer)
    Toan V. Dinh

/S/ Thomas A. Wagner          Controller                                 March 27, 2001
------------------------      (Principal financial and accounting
    Thomas A. Wagner          officer)

/S/  Barry W. Hall
------------------------      Director                                   March 27, 2001
     Barry W. Hall

/S/ Teresa M. Throenle
------------------------      Director                                   March 27, 2001
   Teresa M. Throenle

/S/ Bryan L. Turbow
------------------------      Director                                   March 27, 2001
    Bryan L. Turbow

/S/ Toan V. Dinh
------------------------      Director                                   March 27, 2001
    Toan V. Dinh

                                INDEX TO EXHIBITS


     Exhibit No.                    Description
     -----------                    -----------

      4.1         LMKI, Inc. 2000 Stock Option Plan

      4.2         Form of Common Stock Purchase Agreement and Notice of Exercise

      5.1         Opinion/Consent of Kring & Brown, LLP

     23.1         Consent of Timothy L. Steers, C. P. A., LLC

     23.2         Consent of Corbin & Wertz

     24.1         Powers of Attorney (see Pages 5-6 hereto).